APPENDIX A

Designated Funds

Alexis Practical Tactical ETF
Core Alternative ETF
Dividend Performers ETF
Fortuna Hedged Bitcoin ETF
Horizon Kinetics Blockchain Development ETF
Horizon Kinetics Energy and Remediation ETF
Horizon Kinetics Inflation Beneficiaries ETF
Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Horizon Kinetics Japan Owner Operator ETF
Optimized Equity Income ETF
Overlay Shares Core Bond ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Municipal Bond ETF
Overlay Shares Short Term Bond ETF
Overlay Shares Small Cap Equity ETF
Preferred-Plus ETF
Roundhill Ball Metaverse ETF
Roundhill Cannabis ETF
Roundhill Magnificent Seven ETF
Roundhill S&P Global Luxury ETF
Roundhill Sports Betting & iGaming ETF
Roundhill Video Games ETF
Spear Alpha ETF
STF Tactical Growth ETF
STF Tactical Growth & Income ETF
Swan Hedged Equity US Large Cap ETF
Teucrium Agricultural Strategy No K-1 ETF
Teucrium No K-1 Corn ETF
Teucrium 2x Daily Corn ETF
Teucrium No K-1 Wheat ETF
Teucrium 2x Daily Wheat ETF
Teucrium No K-1 Sugar ETF
Teucrium 2x Daily Sugar ETF
Teucrium No K-1 Soybean ETF
Teucrium 2x Daily Soybean ETF
Yields for You Strategy A ETF
Yields for You Strategy B ETF
Relative Strength Managed Volatility Strategy ETF

Teucrium -1x Daily Corn ETF
Teucrium -2x Daily Corn ETF
Teucrium -1x Daily Wheat ETF
Teucrium -2x Daily Wheat ETF
Teucrium -1x Daily Sugar ETF
Teucrium -2x Daily Sugar ETF
Teucrium -1x Daily Soybean ETF
Teucrium -2x Daily Soybean ETF
Teucrium 2x Long OKLO Daily ETF
Teucrium 2x Short OKLO Daily ETF
Teucrium 2x Long SMR Daily ETF
Teucrium 2x Short SMR Daily ETF
GlacierShares NASDAQ Iceland ETF
Teucrium 2x Long Daily XRP ETF
Teucrium 2x Short Daily XRP ETF
GlacierShares Arctic Circle ETF
21Shares FTSE Crypto 10 ex-BTC Index ETF
21Shares FTSE Crypto 10 Index ETF
21Shares Active Crypto ETF
21Shares 2x Long Dogecoin ETF
21Shares 2x Long Sui ETF
AlphaDroid® Broad Markets Momentum ETF
AlphaDroid® Defensive Sector Rotation ETF
Teucrium xETFs 2x Long Daily BNB ETF
Teucrium Leveraged XDC Network ETF
Texas Equity Opportunity ETF
Metals.io Uranium ETF
xETFS 2x Long Daily Korea AI Semiconductor ETF
xETFs Korea AI Semiconductor ETF
Wahed Dow Jones Islamic World ETF
Wahed FTSE USA Shariah ETF